Exhibit 99.1

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STAN LEE UNIVERSE
SPECTACULAR 1ST ISSUE!
ISSUE #1
JULY 2020
SUPERHERO
KINDERGARTEN
YOU THINK YOUR GRANDKIDS ARE HARD TO HANDLE?

Dear Friends and Shareholders,

This morning, Genius Brands announced an agreement for Stan Lee Universe to be distributed by Archie Comic Publications, the #1 most widely distributed comic book company in the United States. Concurrently, we announced that Oscar winning producer (Batman), long-time Stan Lee friend and collaborator, Michael Uslan, has been appointed as Creative Director of the Stan Lee Universe brand, for comic books, motion pictures, and television.

Let me be clear. In Stan Lee Universe, we are building out the next MARVEL, based on the creations of the man who built the original Marvel… Stan Lee. We are doing so through the single most widely distributed comic book publisher, Archie Comics, and its visionary Publisher, Jon Goldwater, under the creative leadership of the most respected and accomplished authority in comic books today, Michael Uslan.

Michael Uslan and Stan Lee were lifelong friends and collaborators, Michael Uslan known for having developed the Batman franchise for film and having Executive Produced, all of the Batman films, starting with Tim Burton’s 1989 film, continuing through Christopher Nolan’s The Dark Knight Trilogy, Todd Phillips’ Joker, and the upcoming The Batman in 2021. He also served as Executive Producer of Warner Bros. The Lego Movie (2014) and The Lego Movie 2: The Second Part (2019).

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Michael is recognized as the top guru of comic book culture. He has written and been an editor for Marvel, for Archie Comics, and for DC where he actually brought Stan Lee at one point to ‘re-imagine’ Batman, Superman, Wonder Woman, Aquaman, Justice League and Shazam for DC.

The Batman franchise under Michael’s vision and stewardship, with its associated merchandise, became a multi-billion dollar business.

Over the coming days, there will be more announcements, as we continue to build out the Stan Lee Universe team and will announce our film, television, consumer products, and retail roll-out strategy.

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Today’s announcement is another building block in putting together the absolute ’Best in Class’ team of assets at Genius Brands, in kids and family entertainment, to drive value for our shareholders and bring positive and enriching entertainment to our audience.

The model for Stan Lee Universe will be no different than the model for Kartoon Channel!

•	Get the best content.
•	Get the best distribution.
•	Get the best people to execute.

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Genius Brands now has 3 drivers of value:

KARTOON channel!™

STAN LEE UNIVERSE™

Rainbow Rangers™

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Amidst this ‘pyramid power’, we have a robust library with prideful products like Llama Llama, Warren Buffett’s Secret Millionaires Club, and a powerful PIPELINE which we will begin rolling out.

The team that has been assembled is the best.
They have been at the pinnacle of their profession, and their creations and achievements are well known in the children and family entertainment world. They know how to create value and will be doing just that for our shareholders.

Stay Tuned…

Good things coming!

Sincerely,

Andy Heyward
Chairman & CEO
Genius Brands International, Inc.

(P.S. Including the upcoming Kartoon Channel! iOS app!!!)

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Forward Looking Statements:

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; our ability to repay our outstanding debt; the potential issuance of a significant number of shares to our convertible note holders which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

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